Exhibit (p)(1)

TOTAL FUND SOLUTION

Code of Ethics

October 26, 2021

Revised October 2025

1.	BACKGROUND

Rule 17j-1 (the “Rule”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”), requires Total Fund Solution (the “Trust”), a registered investment company issuing shares in separate series (each a “Fund”), to adopt a written Code of Ethics containing provisions reasonably necessary to prevent its Access Persons (defined below) from engaging in fraudulent conduct in connection with the purchase or sale, directly or indirectly, of a Security Held or to be Acquired by a Fund. The Rule also requires investment advisers to and principal underwriters (each a “Fund Organization”) of the Trust to adopt a written Code of Ethics.

The Trust and each Fund Organization must report to the Board any material compliance violations to these Codes. In addition, certain key “Investment Personnel” (as defined in Section 2 and Appendix 1 below) of the Trust or a Fund Organization are subject to further pre-clearance procedures with respect to their investment in securities offered through an initial public offering (an “IPO”) or private placement (a “Limited Offering”). Each Fund Organization whose Code of Ethics has been approved by the Board is not subject to the Trust’s Code of Ethics (hereinafter, “the Code”). Access Persons of the Trust are not subject to a Fund Organization’s Code.

2.	KEY DEFINITIONS

The following defined term supplements the defined terms included within the Code. For all other defined terms, see Appendix 1.

The term “Access Person” is defined to include: (i) any trustee and officer of the Trust who, in connection with his or her regular functions or duties, obtains information regarding the purchase or sale of Covered Securities by a Fund, or whose function relates to the making of any recommendations with respect to such purchases or sales; (iii) any natural person in a Control relationship to the Trust who obtains information concerning recommendations made to a Fund regarding the purchase or sale of Covered Securities by a Fund.

3.	GENERAL PROHIBITIONS UNDER THE RULE

The Rule prohibits affiliated persons of the Trust, any investment adviser of the Trust or the principal underwriter of Trust, in connection with the purchase or sale, directly or indirectly, of a “Security Held or to be Acquired” by a Fund as defined in Appendix 1, to:

A.	Employ any device, scheme or artifice to defraud a Fund;
B.	Make any untrue statement of a material fact to a Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

C.	Engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a Fund; or
D.	Engage in any manipulative practice with respect to a Fund.

4.	ACCESS PERSON REPORTS

The Chief Compliance Officer (“CCO”) or designee shall: (1) notify an individual if s/he qualifies as an Access Person under the Code, and (2) maintain a list of all Access Persons. Each Trust Access Person is required to submit the reports set forth below (the “Reports”) to the Compliance Officer designated by the Board (“Compliance Officer”) for THEMSELVES AND ANY IMMEDIATE FAMILY MEMBER residing at the same address unless the Access Person is required to provide similar reports to a compliance officer under a code of ethics that has been adopted by an investment adviser to the Trust or the principal underwriter of the Trust which has been approved by the Board. In lieu of providing the Reports, an investment adviser Access Person may submit brokerage statements or transaction confirmations that contain comparable information.

A.	INITIAL HOLDINGS REPORT. Within ten (10) days of becoming an Access Person (and the information must be current as of no more than forty-five (45) days prior to becoming an Access Person), each Access Person and any Immediate Family Member must submit a report that contains the following information:
(1)	The title and type of security, and as applicable the exchange ticker symbol, CUSIP or other identifier, number of shares and principal amount of each Covered Security in which the Access Person and any Immediate Family Member had any direct or indirect Beneficial Ownership when the person became an Access Person;
(2)	The name of any broker, dealer or bank with whom the Access Person and any Immediate Family Member maintained an account in which any securities were held for the direct or indirect benefit of the Access Person; and
(3)	The date the report is submitted by the Access Person.

A form of the INITIAL HOLDINGS REPORT is attached as Appendix 2 and may be submitted in electronic format through the COMPLY platform, if applicable.

B.	QUARTERLY TRANSACTION REPORTS. Within thirty (30) days after the end of each calendar quarter, each Access Person and any Immediate Family Member must submit a report that contains the following information:
(1)	With respect to any transaction during the quarter in a Covered Security in which the Access Person and any Immediate Family Member had any direct or indirect Beneficial Ownership:
(a)	Content of Quarterly Transaction Reports
(i)	The date of the transaction, the title and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares and the principal amount of each Covered Security involved;

(ii)	The nature of the transaction (i.e., purchase, sale, vesting, etc.);
(iii)	The price of the Covered Security at which the transaction was effected;
(iv)	The name of the broker, dealer or bank with or through which the transaction was effected; and
(v)	The date the report is submitted by the Access Person.
(b)	Exceptions to Content of Quarterly Transaction Reports
(i)	Purchases which are made through automatic investment plans; and
(ii)	Purchases or sales which are non-volitional on the part of the Access Person (such as stock dividends, stock splits, reverse stock splits, mergers, consolidations, spin-offs, and other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities).
(2)	With respect to any account established by the Access Person and any Immediate Family Member in which any securities were held during the quarter for the direct or indirect benefit of the Access Person or any Immediate Family Member:
(a)	The name of the broker, dealer or bank with whom the Access Person and any Immediate Family Member established the account;
(b)	The date the account was established; and
(c)	The date the report is submitted by the Access Person.

A form of the QUARTERLY TRANSACTION REPORT is attached as Appendix 3 or may be submitted in electronic format through the COMPLY platform, if applicable.

C.	ANNUAL HOLDINGS REPORTS. Within 45 days of the end of each calendar year end, the Access Person and any Immediate Family Member must submit a report that contains the following information (and the information must be current as of the calendar year end):
(1)	The title and type of security, and as applicable, the exchange ticker symbol or CUSIP number, the number of shares or the principal amount of each Covered Security in which the Access Person and any Immediate Family Member had any direct or indirect Beneficial Ownership;
(2)	The name of any broker, dealer or bank with whom the Access Person and any Immediate Family Member maintains an account in which any securities were held for the direct or indirect benefit of the Access Person or any Immediate Family Member; and

(3)	The date the report is submitted by the Access Person.

A form of the ANNUAL HOLDINGS REPORT is attached as Appendix 4 or may be submitted in electronic format through the COMPLY platform, if applicable.

5.	EXCEPTIONS TO REPORTING REQUIREMENTS

A.	PRINCIPAL UNDERWRITER. An Access Person of a Fund’s principal underwriter is not required to make any Reports under Section 4 above if the principal underwriter:
(1)	Is not an affiliated person of the Trust or any investment adviser to a Fund; and
(2)	Has no officer, director or general partner who serves as an officer, director or general partner of the Trust or of any investment adviser to a Fund.
B.	INDEPENDENT TRUSTEE. A trustee of the Trust who is not an “interested person” of the Trust within the meaning of Section 2(a)(19) of the Investment Company Act, and who would be required to make a report solely by reason of being a Trustee of the Trust, is not required to:
(1)	File an INITIAL HOLDINGS REPORT or ANNUAL HOLDINGS REPORT; or
(2)	File a QUARTERLY TRANSACTION REPORT, unless the Independent Trustee knew, or, in the ordinary course of fulfilling his or her official duties as a Trustee, should have known that during a fifteen (15) day period immediately before or after his or her transaction in a Covered Security, a Fund purchased or sold the Covered Security, or a Fund or its investment adviser considered purchasing or selling the Covered Security; or

(3)	File an acknowledgement that the Code of Ethics was received, read and understood.

6.	ADMINISTRATION OF THE CODE OF ETHICS--REPORTING VIOLATIONS AND CERTIFYING COMPLIANCE

The Compliance Officer shall circulate the Code of Ethics and receive within ten (10) days of becoming an Access Person and anytime the Code of Ethics is amended thereafter, an acknowledgement from each Access Person, except from an Independent Trustee as defined above, reporting under the Code of Ethics that the Code of Ethics was received, read and understood.

A form of the CODE OF ETHICS ACKNOWLEDGEMENT is attached as Appendix 5 or may be submitted in electronic format through the COMPLY platform, if applicable.

The Compliance Officer shall review all Reports to determine whether a possible violation of the Code of Ethics may have occurred and/or a violation of the underlying procedures occurred.

No Access Person shall review his or her own Report(s). The Compliance Officer shall appoint an alternate person to review his or her own Reports if the Compliance Officer is also an Access Person.

A.	The Compliance Officer, on behalf of the Trust, shall submit a written report at least annually to the Board describing any issues arising under the Code of Ethics or its underlying procedures, including information about any material violations of the Code of Ethics or underlying procedures and any sanctions imposed due to such violations.
B.	On an annual basis, the Compliance Officer shall certify to the Board that it has adopted procedures reasonably necessary to prevent its Access Persons from violating the Code of Ethics.

C.	As the Trust relies on each Fund Organization to administer its own Code of Ethics, the Trust CCO shall obtain quarterly reporting from each Fund Organization with respect to any violations of such Fund Organization’s Code of Ethics.

7.	PROHIBITED TRADING PRACTICES

A.	No Access Person may purchase or sell, directly or indirectly, any Covered Security in which he or she has, or by reason of such transactions acquires, any direct or indirect Beneficial Ownership if such would violate any provision of Section 3 of this Code and such Covered Security if, to his or her actual knowledge at the time of such purchase or sale:
(1)	Is being considered for purchase or sale by a Fund;
(2)	Is in the process of being purchased or sold by a Fund; or
(3)	Is or has been purchased or sold by a Fund within the fifteen (15) calendar day period prior to such purchase or sale.

B.	An Access Person who is also classified as Investment Personnel reporting under this Code of Ethics must obtain approval from the Compliance Officer before acquiring Beneficial Ownership in any securities in an IPO or Limited Offering.
C.	No Access Person may, to his or her actual knowledge, trade ahead of a Fund -- a practice known as “frontrunning.”

8.	SANCTIONS

Each Fund Organization has adopted a written Code of Ethics. As to any material violation of its Code of Ethics, each Fund Organization shall adopt trading policies and procedures that provide for sanctions of its Access Persons. Such sanctions may include, but are not limited to: (1) a written reprimand in the Access Person’s employment file; (2) a suspension from employment; and/or (3) termination from employment.

Upon discovery of a violation of this Code of Ethics, the Board may impose sanctions as it deems appropriate, including, but not limited to, a letter of censure, suspension or termination of employment of the violator, and/or a disgorging of any profits made by the violator.

9.	AMENDMENTS

This Code of Ethics may be amended from time to time upon consent of the Trust’s Chief Compliance Officer, in consultation with Trust counsel, for the purpose of (a) correcting ambiguities and inconsistencies within the Code of Ethics; or (b) updating the provisions of the Code of Ethics to conform to applicable law; provided, however, the Board, including a majority of the Independent Trustees, must approve any material change to the Code of Ethics no later than six (6) months after the adoption of such change by the Trust’s Chief Compliance Officer.

10.	RECORDKEEPING

The Trust shall cause the records enumerated in this Section 10 (A) through (E) below to be maintained in an easily accessible place at the offices of its administrator (or in an easily accessible electronic format using the COMPLY platform, if applicable) and shall cause such records to be made available to the U.S. Securities and Exchange Commission (“SEC”) or any representative of the SEC at any time and from time to time for reasonable periodic, special or other examinations.

Specifically, the Trust shall maintain:

A.	A copy of the Code adopted by the Trust that is in effect, or at any time within the previous five (5) years was in effect, in an easily accessible place;
B.	A record of any violation of this Code of Ethics, and of any action taken as a result of such violation, in an easily accessible place, for at least five (5) years after the end of the fiscal year in which the violation occurs, the first two (2) years in an easily accessible place;
C.	A copy of each report made by an Access Person as required by Section 4 of this Code of Ethics for at least five (5) years after the end of the fiscal year in which the report is made or the information is provided, the first two (2) years in an easily accessible place;
D.	A record of all persons, currently or within the past five (5) years, who are or were required to make reports under Section 4 of this Code of Ethics, or who are or were responsible for reviewing these reports, in an easily accessible place; and
E.	A copy of each report required by Sections 6(c) and 6(d) of this Code of Ethics, for at least five (5) years after the end of the fiscal year in which the report is made, the first two (2) years in an easily accessible place.

The Trust must maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Personnel of IPOs and Limited Offerings, for at least five (5) years after the end of the fiscal year in which the approval is granted.

Originally adopted October 26, 2021

Revised October 2025

APPENDIX 1

DEFINITIONS

AUTOMATIC INVESTMENT PLAN

A program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

BENEFICIAL OWNERSHIP

Beneficial ownership is interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended.

The term “beneficial owner” is defined in Rule 16a-1(2) under the Securities Exchange Act of 1934, as amended, and shall mean any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in securities, subject to the following:

(i)	The term “pecuniary interest” in any class of securities shall mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities.
(ii)	The term “indirect pecuniary interest” in any class of securities shall include, but not be limited to:
•	Securities held by members of a person’s Immediate Family sharing the same household; provided however, that the presumption of such beneficial ownership may be rebutted;
•	A general partner’s proportionate interest in the portfolio securities held by a general or limited partnership. The general partner’s proportionate interest, as evidenced by the partnership agreement in effect at the time of the transaction and the partnership’s most recent financial statements, shall be the greater of:
(a)	The general partner’s share of the partnership’s profits, including profits attributed to any limited partnership interests held by the general partner and any other interests in profits that arise from the purchase and sale of the partnership’s portfolio securities; or
(b)	The general partner’s share of the partnership capital account, including the share attributable to any limited partnership interest held by the general partner;
•	A performance-related fee, other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function; provided, however, that no pecuniary interest shall be present where:
(a)	The performance-related fee, regardless of when payable, is calculated based upon net capital gains and/or net capital appreciation generated from the portfolio or from the fiduciary’s overall performance over a period of one year or more; and
(b)	Securities of the issuer do not account for more than 10 percent of the market value of the portfolio. A right to a nonperformance-related fee alone shall not represent a pecuniary interest in the securities;
•	A person’s right to dividends that is separated or separable from the underlying securities. Otherwise, a right to dividends alone shall not represent a pecuniary interest in the securities;

•	A person’s interest in securities held by a trust, as specified in Rule 16a-8(b); and
•	A person’s right to acquire securities through the exercise or conversion of any derivative security, whether or not presently exercisable. A shareholder shall not be deemed to have a pecuniary interest in the portfolio securities held by a corporation or similar entity in which the person owns securities if the shareholder is not a controlling shareholder of the entity and does not have or share investment control over the entity’s portfolio.

COMPLY

The COMPLY platform offers an internet-based platform for the automated administration of Code of Ethics requirements and the provisions of SEC Rule 17j-1.

CONTROL

The power to exercise a controlling influence over the management or policies of the Trust, unless such power is solely the result of an official position with the Trust.

COVERED SECURITY

Includes any Security (see below) but does not include (i) direct obligations of the United States government; (ii) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; (iii) money market mutual funds, (iv) Securities that are purchased as part of automated payroll deductions/contributions to an Access Person’s 401K, other automated contributions to a mutual fund after tax savings plan (i.e., Automatic Investment Plan or “AIP”, and automatic dividend reinvestment transactions; and (v) shares issued by open-end investment companies (i.e., mutual funds, ETFs) other than Funds. Covered Security does not include a Fund that is a component of a fund of funds. Additionally, Covered Security does not include a security issued by an affiliate of a Fund if the Fund is prohibited from investing in the affiliate’s security.

FUND

A series of the Trust.

IMMEDIATE FAMILY

MEMBER

Includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, father-in-law, mother-in- law, son-in-law, daughter-in-law, sister-in-law, brother-in-law (including adoptive relationship).

INITIAL PUBLIC OFFERING (IPO)

An offering of securities registered under the Securities Act of 1933, as amended, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

INVESTMENT PERSONNEL

(i)	Any employee of an investment adviser to the Trust or a Fund (or of any company in a Control relationship to the Trust, a Fund or investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund; and
(ii)	Any natural person who controls the Trust, a Fund or investment adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

LIMITED OFFERING

An offering that is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933, as amended.

PURCHASE OR SALE OF A COVERED SECURITY

Includes, among other things, the writing of an option to purchase or sell a Covered Security.

SECURITY

Any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

SECURITY HELD OR TO BE ACQUIRED BY A FUND

Any Covered Security which within the most recent fifteen (15) days is or has been held by a Fund or is being or had been considered by a Fund or its investment adviser for purchase by the Fund, including any option to purchase or sell and any security convertible into or exchangeable for such Covered Security.

TRANSACTION

A transaction includes any type of acquisition or disposition of a Covered Security and/or Fund. This includes contributions (including employer matching contributions) to any form of pension; profit sharing; 401(k); or IRA that is invested in a Covered Security and/or Fund. It also includes the vesting of options and/or restricted stock with respect to a Covered Security and/or Fund as well as any dispositions associated with the vesting process.

APPENDIX 2

TOTAL FUND SOLUTION
INITIAL HOLDINGS REPORT

(May also be submitted in COMPLY platform for tracking/approval purposes)

(complete within ten (10) days of becoming an Access Person) (information must be current as of a date no more than forty-five (45) days of the date of the Report)

Date:

NOTE: IN LIEU OF THIS REPORT, YOU MAY SUBMIT DUPLICATE COPIES OF YOUR BROKERAGE STATEMENTS

1.	HOLDINGS

Name and Type of Covered Security	Ticker Symbol or CUSIP	Number of Shares or Principal Amount

2.	BROKER, DEALER OR BANK ACCOUNTS IN WHICH ANY SECURITIES ARE HELD

Name of Institution and Account Holder’s Name (i.e., you and any Immediate Family Member residing at the same address)

Name of Institution	Account Holder’s Name

Name:

Signature:

Date:

Reviewed:
(compliance officer signature)

Date:

APPENDIX 3

TOTAL FUND SOLUTION

QUARTERLY TRANSACTION REPORT

(May also be submitted in COMPLY platform for tracking/approval purposes)

(complete within thirty (30)days of the quarter- end)

Date:

NOTE: IN LIEU OF THIS REPORT, YOU MAY SUBMIT DUPLICATE COPIES OF YOUR BROKERAGE STATEMENTS

1.	TRANSACTIONS - The following represent all transactions in Covered Securities during the quarter by Access Person and any Immediate Family Member residing at the same address had a direct or indirect beneficial interest.

Name and Title of Covered Security	Ticker Symbol or CUSIP	Broker	Number of shares and Principal Amount	Nature of Transaction (Buy/Sell)	Purchase Price	Date of Transaction

2.	BROKER, DEALER OR BANK ACCOUNTS IN WHICH ANY SECURITIES ARE HELD WHICH ARE OPENED DURING QUARTER

Name of Institution and Account Holder’s Name (i.e., you, and any Immediate Family Member residing at the same address)

Name of Institution	Account Holder’s Name

Name:

Signature:

Date:

Reviewed:
(compliance officer signature)

Date:

APPENDIX 4

TOTAL FUND SOLUTION

ANNUAL HOLDINGS REPORT

(May also be submitted in COMPLY platform for tracking/approval purposes)

(current with forty-five (45) days of date of Report)

Date:

NOTE: IN LIEU OF THIS REPORT, YOU MAY SUBMIT DUPLICATE COPIES OF YOUR BROKERAGE STATEMENTS

1.	HOLDINGS - The following represent all Covered Securities holdings that the Access Person and any Immediate Family Member residing at the same address had a direct or indirect beneficial interest as of the above date.

Name and Type of Covered Security and/or Fund	Ticker Symbol or CUSIP	Number of Shares or Principal Amount

2.	BROKER, DEALER OR BANK ACCOUNTS IN WHICH ANY SECURITIES ARE HELD

Name of Institution and Account Holder’s Name (i.e., you and any Immediate Family Member residing at the same address

Name of Institution	Account Holder’s Name

Name:

Signature:

Date:

Reviewed:
(compliance officer signature)

Date:

APPENDIX 5

TOTAL FUND SOLUTION

CODE OF ETHICS ACKNOWLEDGEMENT FORM

(May also be submitted in COMPLY platform for tracking/approval purposes)

ACKNOWLEDGED AND AGREED:

I have received, read, and I understand the terms of, the Total Fund Solution Trust Code of Ethics.

By:

Name:

Title:

Trust or Fund Organization:

Date: